Exhibit 99.1

Plymouth Industrial REIT Announces Pen White to Take New Executive
Management Role

BOSTON—(July 20, 2023) Plymouth Industrial REIT, Inc. (NYSE: PLYM) announced that Pendleton P. White, Jr., its Co-Founder, has transitioned from his executive role as President and Chief Investment Officer. Mr. White will remain on the Company’s board of directors and advise Plymouth on its overall corporate strategy and acquisition activities.

Jeff Witherell, Chief Executive Officer and Co-Founder of Plymouth, noted, “Pen and I have known each other for over 20 years, and we have worked hard to build this company from the ground up into the industrial platform it is today with a deep, experienced team and a strong-performing portfolio. I am pleased Pen will remain on the board of directors to help guide us in our continued growth as well as an ongoing resource to advise on new investments.”

About Plymouth

Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment company focused on the acquisition, ownership and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Contact:
Tripp Sullivan
SCR Partners
(615) 942-7077
TSullivan@scr-ir.com